Exhibit 99.1
Ralliant Reports Second Quarter 2025 Results
•Separation from Fortive (NYSE: FTV) completed June 28, 2025
•Revenue of $503 million, down 6% year-over-year and up 4% sequentially
•Net Earnings of $47.6 with net earnings margin of 9.5%; adjusted EBITDA of $99 million with an adjusted EBITDA margin of 19.8%
•Net Earnings per diluted share (EPS) of $0.42; adjusted EPS of $0.67
•Launching Cost Savings Program; initially targeting $9 to $11 million in annualized savings to address spin-related Test & Measurement dis-synergies
•Board authorized up to $200 million of share repurchases and approved quarterly dividend of $0.05 per share
RALEIGH, NC, August 11, 2025 - Ralliant Corporation (“Ralliant” or the “Company”) (NYSE: RAL) today announced financial results for the second quarter of 2025.
For the second quarter, revenue of $503 million decreased 6% year-over-year for both total and organic revenue, in line with prior expectations. Sequentially, total revenue increased 4%.
Net earnings were $48 million, and adjusted net earnings were $76 million, resulting in EPS of $0.42 and adjusted EPS of $0.67.
Net earnings margin was 9.5%, a 260 basis point decline year-over-year and adjusted EBITDA margin was 19.8%, a 530 basis point decline year-over-year, driven by lower volume in Test & Measurement, higher salaries and wages, the ramp up of standalone public company costs, and tariffs.
Tami Newcombe, President and Chief Executive Officer, stated, “At the end of June we successfully completed our separation from Fortive, achieving an important milestone in Ralliant’s journey. We continue to experience strong order demand in Sensors & Safety Systems as customers continue to invest in grid modernization and defense programs. Test & Measurement revenue remained down year-over-year but increased sequentially. We are launching a Cost Savings Program targeted at mitigating spin-related dis-synergies and contributing to adjusted EBITDA margin expansion, demonstrating our continued rigor in operating the business.”
Ms. Newcombe continued, “Our energized leadership team and high-performance culture connected by the Ralliant Business System are enabling us to navigate the dynamic economic environment while executing our growth strategy. We believe we are well positioned to continue to generate strong free cash flow and return to top-tier adjusted EBITDA growth as a more strategically focused business.”

Second Quarter 2025 Segment Highlights
(All results compared with the second quarter of 2024 unless otherwise noted.)
Sensors & Safety Systems (S&SS)
Power grid monitoring solutions, defense and space technologies, industrial sensors for demanding environments
•Revenue of $311 million, up 1% total, up 2% organic, up 6% sequentially
•Operating profit of $80 million and operating profit margin of 25.6%, down 1% and 60 basis points, respectively
•Adjusted EBITDA of $88 million and adjusted EBITDA margin of 28.4%, up 4% and 90 basis points, respectively
Robust demand in Utilities and Defense led to strong orders growth as customers continue to invest in grid modernization and defense programs. Revenue in the Industrial Manufacturing end market remained stable both year-over-year and sequentially.
Test & Measurement (T&M)
Precision instruments and essential software and services for advanced electronics
•Revenue of $193 million, down 15% total, down 17% organic, up 2% sequentially
•Operating loss of $(14) million and operating margin of (7.4)%, down 158% and 1,830 basis points, respectively
•Adjusted EBITDA of $17 million and adjusted EBITDA margin of 9.1%, down 65% and 1,290 basis points, respectively
Revenue declines primarily related to a slowdown in Western Europe, which is heavily exposed to Automotive, and mainland China, consistent with the year-over-year trends in the first quarter. Revenue increased sequentially in Communications and stabilized in the Diversified Electronics and Semiconductor end markets. Operating margin and Adjusted EBITDA margin declines driven primarily by lower volume, additional employee costs, and tariffs. Operating margin was additionally impacted by the Fortive corporate cost allocations that were adjusted out on a non-GAAP basis. Adjusted EBITDA margin increased sequentially amid higher volume and cost actions, partially offset by tariffs.
The Company is launching a Cost Savings program, initially targeting $9-11 million of annualized cost savings focused on spin-related dis-synergies within the Test & Measurement segment, of which $4 million in annual run-rate savings is expected to be achieved by the fourth quarter of 2025. The Company anticipates these actions will contribute to adjusted EBITDA margin expansion for Test & Measurement starting in the third quarter of 2025.

Balance Sheet and Cash Flow
On a reported basis, the Company generated $86 million of cash flow from operating activities and invested $12 million in capital expenditures, resulting in free cash flow of $74 million, compared with cash flow from operating activities of $96 million and free cash flow of $86 million in the second quarter of 2024.
At the end of the second quarter, the Company had $199 million of cash and equivalents and $1.15 billion of debt. The Company expects to pay approximately $90 million to Fortive or taxing authorities under spin-related agreements in the third quarter.
On June 28, 2025, the Board of Directors authorized up to $200 million of share repurchases and on August 6, 2025, declared a quarterly cash dividend of $0.05 per share of common stock.
The timing and amount of share repurchases will be determined by the Company based on its evaluation of market conditions and other factors. The share repurchase authorization has no expiration date, does not obligate the Company to acquire any particular amount of shares, and may be suspended or discontinued at any time.
The third quarter 2025 dividend is payable on September 23, 2025 to stockholders of record at the close of business on September 8, 2025.
The share repurchase authorization and dividend declaration demonstrate the Company’s capacity and commitment to return capital to stockholders. The Company is focused on driving total shareholder returns through its capital allocation priorities outlined at its June 10, 2025 Investor Day. These include organic reinvestment, return of capital, and selective tuck-in acquisitions.
OUTLOOK1
For the remainder of the year, the Company plans to provide quarterly guidance. For the third quarter of 2025, Ralliant is providing the following outlook:
•Revenue: $513 to $527 million
•Adjusted EBITDA margin: 18% to 20%
•Adjusted EPS: $0.54 to $0.60
Assumptions
•Stable adjusted EBITDA margin in Sensors & Safety Systems and double-digit adjusted EBITDA margin in Test & Measurement
•Tariff assumptions based on policy announcements as of August 8, 2025; expect to fully offset ongoing impact by the fourth quarter with continued gross margin impact of approximately 100 basis points
1 Ralliant does not provide a reconciliation for non-GAAP estimates for adjusted EPS, adjusted EBITDA margin (including segment adjusted EBITDA margin), or adjusted effective tax rate on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. See “Reconciliation of GAAP to Non-GAAP Financial Measures and Other Information” below for more information.

•Interest expense of $16 to $18 million
•Adjusted effective tax rate of 17% to 19%
•Weighted average diluted shares outstanding of approximately 113 million
CONFERENCE CALL DETAILS
Ralliant will hold a conference call on Tuesday, August 12, at 8:30 a.m. EDT to discuss the quarterly results and future outlook. The audio webcast and accompanying slide presentation will be accessible on the “Investors” section of Ralliant’s website, investors.ralliant.com, under “Events/Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 877-407-8211 within the U.S. or +1 201-389-0902 outside the U.S. a few minutes before 8:30 a.m. EDT and notifying the operator that you are dialing in for Ralliant’s earnings conference call. Access to the real-time audio webcast may be found on the Ralliant Investor Relations website at investors.ralliant.com, where related materials will be posted prior to the conference call and a replay of the webcast will be available for 14 days following the conference call.
ABOUT RALLIANT
Ralliant is a global provider of precision technologies that specializes in designing, developing, manufacturing and servicing precision instruments and highly engineered products. Ralliant’s two strategic reporting segments — Test & Measurement and Sensors & Safety Systems — include well-known brands with leading positions in their markets. The Company’s businesses empower engineers with precision technologies essential for breakthrough innovation that brings advanced technologies to the market faster and more efficiently. With over 150 years of operating experience and enduring customer trust, we are known for delivering innovative, high-quality products with the precision that mission-critical systems demand. Ralliant is headquartered in Raleigh, North Carolina and employs a team of approximately 7,000 research and development, manufacturing, sales, distribution, service and administrative employees. The Company’s global footprint enables a unique 'engineer to engineer' approach, which allows it to build enduring trust, credibility, and partnerships with customers across both Fortune 1000 companies and next generation start-up enterprises. With a culture rooted in continuous improvement, the core of the Company’s operating model is the Ralliant Business System. For more information please visit: www.ralliant.com.

NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this earnings release also references “adjusted net earnings,” “adjusted EPS,” “adjusted EBITDA” (including segment adjusted EBITDA), “adjusted EBITDA margin” (including segment adjusted EBITDA margin), “free cash flow,” “adjusted effective tax rate,” and “organic revenue growth,” which are non-GAAP financial measures. We believe these measures, when used in conjunction with the most directly GAAP financial measures, provide useful information to investors, and represent how management uses such non-GAAP financial measures, reconciliations of certain of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the “Reconciliation of GAAP to Non-GAAP Financial Measures and Other Information” below. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Ralliant in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Certain statements included in this earnings release are “forward-looking statements” within the meaning of the U.S. federal securities laws. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: business outlook and priorities; future financial performance and results, including outlook and guidance and related assumptions; revenue growth; cash flows, the Company’s liquidity position or other financial measures; management’s plans and strategies for future operations and growth, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, customer demand, competitive strengths or market position, acquisitions, divestitures, strategic opportunities, shareholder value creation, capital allocation priorities, stock repurchases and dividends; the effects of the separation from Fortive on the Company’s business; growth, declines and other trends in markets the Company sells into, including the expected impact of trade and tariff policies; changes in government contracting requirements and reductions in federal spending; new or modified laws, regulations and accounting pronouncements; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; tax rates, tax provisions, and the impact of changes to tax laws; general economic and capital markets conditions, including expected impact of inflation or interest rate changes; impact of geopolitical events and other hostilities; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that the Company intends or believes will or may occur in the future.
Terminology such as “believe”, “expect”, “anticipate”, “forecast”, “positioned”, “intend”, “plan”, “project”, “estimate”, “grow”, “will”, “should”, “could”, “would”, “may”, “strategy”, “opportunity”, “possible”, “potential”, “outlook”, “assumptions”, “target”, and “guidance” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by management of the Company in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the risks and uncertainties set forth under “Cautionary Statement Concerning Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Information Statement filed as an exhibit to the

Company’s Form 10-12B/A with the U.S. Securities and Exchange Commission (the “SEC”) on May 28, 2025, and under “Information Relating to Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 11, 2025.
Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by the Company’s forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date of the document or other communication in which they are made (or such earlier date as may be specified in such statement). Ralliant assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

INVESTOR CONTACT
Nathan McCurren
Vice President, Investor Relations
Ralliant Corporation
Investors@ralliant.com
MEDIA CONTACT
Alvenia Scarborough
Vice President, Communications
Ralliant Corporation
Communications@ralliant.com
Source: Ralliant Corporation

RALLIANT CORPORATION AND SUBSIDIARIES
COMBINED CONDENSED BALANCE SHEETS
($ and shares in millions, except per share amounts)
(Unaudited)

	June 27, 2025	December 31, 2024
ASSETS
Current assets:
Cash and equivalents	$198.6	$—
Accounts receivable less allowance for credit losses of $8.6 and $11.3, respectively	289.3	293.8
Inventories:
Finished goods	71.8	72.1
Work in process	99.1	90.1
Raw materials	128.5	120.7
Inventories, net	299.4	282.9
Prepaid expenses and other current assets	59.8	41.9
Total current assets	847.1	618.6

Property, plant and equipment, net of accumulated depreciation of $453.3 and $437.0, respectively	208.9	200.2
Other assets	163.1	151.0
Goodwill	3,119.1	2,940.0
Other intangible assets, net	838.8	809.6
Total assets	$5,177.0	$4,719.4

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$240.4	$254.6
Accrued expenses and other current liabilities	292.8	279.1
Total current liabilities	533.2	533.7

Long-term debt	1,148.5	—
Other long-term liabilities	455.5	422.9
Commitments and contingencies (Note 10)

Parent’s Equity:
Common stock: $0.01 par value, 1,300.0 shares authorized; 112.7 shares issued and outstanding	1.1	—
Preferred stock: $0.01 par value, 10.0 shares authorized; 0 shares issued and outstanding	—	—
Accumulated other comprehensive loss	(237.6)	(491.3)
Net Parent investment	3,276.3	4,254.1
Total Parent’s equity	3,039.8	3,762.8
Total liabilities and equity	$5,177.0	$4,719.4
This information is presented for reference only. A complete copy of Ralliant’s Form 10-Q financial statements is available on the Company’s website (www.ralliant.com).

RALLIANT CORPORATION AND SUBSIDIARIES
COMBINED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Sales	$503.3	$533.7	$985.1	$1,074.9
Cost of sales	(255.0)	(259.0)	(493.4)	(524.3)
Gross profit	248.3	274.7	491.7	550.6
Operating costs:
Selling, general and administrative	(147.4)	(130.7)	(275.7)	(285.9)
Research and development	(42.0)	(38.8)	(83.3)	(81.5)
Gain on sale of property	—	—	—	63.1
Operating profit	58.9	105.2	132.7	246.3
Non-operating expense, net:
Loss from divestiture	—	(25.6)	—	(25.6)
Other non-operating expenses, net	—	(0.4)	(0.5)	(0.7)
Earnings before income taxes	58.9	79.2	132.2	220.0
Income taxes expense	(11.3)	(14.4)	(20.7)	(39.0)
Net earnings	$47.6	$64.8	$111.5	$181.0

Net earnings per share:
Basic	$0.42	$0.57	$0.99	$1.61
Diluted	$0.42	$0.57	$0.99	$1.61
Average common stock and common equivalent shares outstanding:
Basic	112.7	112.7	112.7	112.7
Diluted	112.7	112.7	112.7	112.7
This information is presented for reference only. A complete copy of Ralliant’s Form 10-Q financial statements is available on the Company’s website (www.ralliant.com).

RALLIANT CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Sales:
Test and measurement	$192.5	$226.4	$381.0	$470.6
Sensors and safety systems	310.8	307.3	604.1	604.3
Total	$503.3	$533.7	$985.1	$1,074.9

Operating profit (loss):
Test and measurement	$(14.3)	$24.6	$(26.2)	$82.3
Sensors and safety systems	79.5	80.5	166.5	163.9
Unallocated corporate costs and other (a)	(6.3)	0.1	(7.6)	0.1
Total	$58.9	$105.2	$132.7	$246.3

Operating profit (loss) margins:
Test and measurement	(7.4)%	10.9%	(6.9)%	17.5%
Sensors and safety systems	25.6%	26.2%	27.6%	27.1%
Total	11.7%	19.7%	13.5%	22.9%
(a) Amounts primarily related to standalone public company costs
This information is presented for reference only. A complete copy of Ralliant’s Form 10-Q financial statements is available on the Company’s website (www.ralliant.com).

RALLIANT CORPORATION AND SUBSIDIARIES
COMBINED CONDENSED STATEMENTS OF CASH FLOWS
($ in millions)
(Unaudited)

	Six Months Ended
	June 27, 2025	June 28, 2024
Cash flows from operating activities:
Net earnings	$111.5	$181.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Amortization	42.2	42.0
Depreciation	13.3	16.2
Stock-based compensation	14.6	11.7
Gain on sale of property	—	(63.1)
Loss from divestiture	—	25.6
Change in accounts receivable, net	13.8	(0.9)
Change in inventories	(10.1)	(0.3)
Change in trade accounts payable	(20.9)	3.7
Change in prepaid expenses and other assets	(28.6)	2.0
Change in accrued expenses and other liabilities	21.6	(62.5)
Net cash provided by operating activities	157.4	155.4

Cash flows from investing activities:
Purchases of property, plant and equipment	(17.2)	(13.7)
Proceeds from sale of property	1.5	10.2
Cash paid for acquisitions, net of cash received	—	(1,718.1)
Cash infusion into divestiture	—	(14.0)
Net cash used in investing activities	(15.7)	(1,735.6)

Cash flows from financing activities:
Net proceeds from borrowings	1,146.8	—
Consideration paid to Parent in connection with Separation	(1,150.0)	—
Net transfers from Parent	47.3	1,588.6
Net cash provided by financing activities	44.1	1,588.6

Effect of exchange rate changes on cash and equivalents	12.8	(8.4)
Net change in cash and equivalents	198.6	—
Beginning balance of cash and equivalents	—	—
Ending balance of cash and equivalents	$198.6	$—
This information is presented for reference only. A complete copy of Ralliant’s Form 10-Q financial statements is available on the Company’s website (www.ralliant.com).

RALLIANT CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
This earnings release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP below. Management believes that each of the non-GAAP financial measures described below provide useful information to investors by reflecting additional ways of viewing aspects of the operations of Ralliant Corporation (“Ralliant”, “the Company”, “its”, or “their”), that when reconciled to the corresponding most directly comparable GAAP measure, help its investors to understand the long-term profitability trends of its business, and facilitate comparisons of its operational performance and profitability to prior and future periods and to its peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Ralliant does not provide a reconciliation for non-GAAP estimates for adjusted diluted net earnings per share (“EPS”), adjusted earnings before income taxes, interest, depreciation, and amortization (“EBITDA”) margin (including segment adjusted EBITDA margin), or adjusted effective tax rate on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. These items are uncertain, depend on various factors and may have a substantial and unpredictable impact on our GAAP results.
Adjusted net earnings, adjusted diluted EPS, adjusted EBITDA (including segment adjusted EBITDA), and adjusted EBITDA margin (including segment adjusted EBITDA margin)
Ralliant discloses the non-GAAP measures of historical adjusted net earnings, historical adjusted diluted EPS, historical adjusted EBITDA (including historical segment adjusted EBITDA), and historical adjusted EBITDA margin (including historical segment adjusted EBITDA margin) which to the extent applicable, makes the following adjustments to the most comparable GAAP measures:
•Excluding on a pretax basis amortization of acquisition related intangible assets;
•Excluding on a pretax basis acquisition and divestiture related adjustments and costs;
•Excluding on a pretax basis (to the extent there is a tax effect) loss from divestiture;
•Excluding on a pretax basis the costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans (the “Discrete Restructuring Charges”); and
•Excluding on a pretax basis Fortive Corporate Allocations in the second quarter of 2025.
In addition, with respect to the non-GAAP measures of historical adjusted net earnings and historical adjusted diluted net earnings per share, Ralliant makes the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding the tax effect (to the extent tax deductible) of the pretax adjustments noted above. The tax effect of such adjustments was calculated by applying the overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). The Company expects to apply the overall estimated effective tax rate to each adjustment going forward.
Amortization of Acquisition Related Intangible Assets
As a result of Ralliant’s acquisition activity, there was significant amortization expense associated with definite-lived intangible assets. The Company excludes the amortization expense of acquisition related intangible assets incurred in each period, and impairment charges incurred, if any. Management believes that this adjustment provides investors with additional insight into the Company’s operational performance and profitability as such impacts are not related to its organic business performance.

Acquisition and Divestiture Related Adjustments and Costs
While Ralliant has a history of acquisition and divestiture activity, the Company does not acquire and divest businesses or assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs, which include acquisition, divestiture, integration and restructuring costs related to completed or announced transactions, and the non-recurring gains on divestitures of businesses or assets are unique to each transaction and are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. The Company adjusts for transaction costs, acquisition related fair value adjustments to inventory, integration costs and corresponding restructuring charges related to acquisitions, in each case, incurred in a given period.
Loss from Divestiture
In June 2024, the Company divested and transferred ownership of Invetech, excluding the Motion Solution Business, to its management team (the “Invetech Divestiture”). The Company adjusts for gains and losses from divestitures because management believes the adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Discrete Restructuring Charges
Ralliant excludes costs incurred pursuant to discrete restructuring plans that are fundamentally different in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans originating from significant macroeconomic trends or material disruptions to operations, economy or capital markets from the ongoing productivity improvements that result from application of the Ralliant Business System or from execution of general cost saving strategies. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of business and management believes are not indicative of ongoing operating costs in a given period, the Company excludes these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition are not included in this adjustment but are instead included in acquisition and divestiture related items.
Fortive Corporate Allocations
Prior to the separation from Fortive, Ralliant was allocated corporate costs to each of its segments as part of Fortive’s corporate cost allocation process. During the second quarter, Ralliant incurred incremental costs with the establishment of a separate corporate function, primarily related to employee compensation and IT system costs, as well as incremental standalone public company costs such as corporate governance costs, including audit and other professional services fees, consulting and legal fees, and stock exchange listing fees. The Ralliant corporate costs are primarily allocated to each of its segments, while the incremental standalone public company costs are reported as unallocated corporate costs. The Fortive corporate cost allocations are duplicative with the Ralliant corporate costs allocated to its segments and were therefore considered to be a non-GAAP adjustment in the second quarter of 2025.
Organic Revenue Growth
Ralliant uses the term “organic revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of foreign currency translation. The portion of sales attributable to acquisitions or acquired businesses refers to sales from acquisitions or acquired businesses prior to the first anniversary of the acquisition date less the amount of sales attributable to certain businesses or product lines that, at the time of reporting, have been divested or are pending divestiture but are not, and will not be, considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of foreign currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period.

Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in the Company’s business and facilitating comparisons of its revenue performance with prior and future periods and to the Company’s peers. The Company excludes the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between the Company and its peers. The Company excludes the effect of foreign currency translation from organic revenue growth because the impact of currency translation is not under management’s control and is subject to volatility. Management believes that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the underlying business trends and making comparisons of long-term performance.
Free Cash Flow and Free Cash Flow Conversion
Ralliant uses the term “free cash flow” when referring to net cash provided by operating activities calculated according to GAAP less payments for capital expenditures. The Company uses “free cash flow conversion” when referring to free cash flow divided by adjusted net earnings.
Management believes that such non-GAAP measures provide useful information to investors in assessing the Company’s ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay its debt obligations. However, it should be noted that free cash flow and free cash flow conversion as liquidity measures have material limitations because they exclude certain expenditures that are required or that the Company has committed to, such as debt service requirements and other non-discretionary expenditures. Such non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the most directly comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share (Unaudited)

	Three Months Ended
($ in millions, except per share amounts)	June 27, 2025		March 28, 2025
		Per share values		Per share values
Net earnings and net earnings per share (GAAP)	$47.6	$0.42	$63.9	$0.57
Pretax amortization of acquisition related intangible assets	21.9	0.19	20.3	0.18
Pretax acquisition and divestiture related adjustments and costs	1.4	0.01	1.0	0.01
Pretax discrete restructuring charges	0.4	—	0.5	—
Fortive corporate allocations	10.1	0.09	—	—
Tax effect of the adjustments reflected above	(5.7)	(0.05)	(3.0)	(0.03)
Adjusted net earnings and adjusted diluted net earnings per share (Non-GAAP)	$75.7	$0.67	$82.7	$0.73

Average common diluted stock outstanding (shares in millions)		112.7		112.7
Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited)

	Three Months Ended
($ in millions)	June 27, 2025	March 28, 2025	June 28, 2024
Revenue (GAAP)	$503.3	$481.8	$533.7

Net earnings (GAAP)	$47.6	$63.9	$64.8
Interest (income) expense, net	—	—	—
Income taxes	11.3	9.4	14.4
Depreciation	6.7	6.6	7.9
Amortization	21.9	20.3	20.9
EBITDA (Non-GAAP)	87.5	100.2	108.0
Acquisition and divestiture related adjustments and costs	1.4	1.0	0.6
Loss from divestiture	—	—	25.6
Discrete restructuring charges	0.4	0.5	—
Fortive corporate allocations	10.1	—	—
Adjusted EBITDA (Non-GAAP)	$99.4	$101.7	$134.2

Net earnings margin (GAAP)	9.5%	13.3%	12.1%
Adjusted EBITDA margin (Non-GAAP)	19.8%	21.2%	25.1%

Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin (Unaudited)

	Three Months Ended
	June 27, 2025			March 28, 2025			June 28, 2024
($ in millions)	Test and Measurement	Sensors and Safety Systems	Unallocated Corporate Costs and Other (a)	Test and Measurement	Sensors and Safety Systems	Unallocated Corporate Costs and Other (a)	Test and Measurement	Sensors and Safety Systems	Unallocated Corporate Costs and Other (a)
Revenue (GAAP)	$192.5	$310.8	$—	$188.5	$293.3	$—	$226.3	$307.4	$—

Operating (loss) profit (GAAP)	$(14.3)	$79.5	$(6.3)	$(11.9)	$87.0	$(1.3)	$24.6	$80.5	$0.1
Amortization of acquisition-related intangible assets	21.3	0.6	—	19.7	0.6	—	20.3	0.6	—
Acquisition related adjustments and costs	1.4	—	—	1.0	—	—	0.2	0.4	—
Discrete restructuring charges	0.4	—	—	0.5	—	—	—	—	—
Fortive corporate allocations	4.8	5.3	—	—	—	—	—	—	—
Adjusted operating profit (loss) (Non-GAAP)	13.6	85.4	(6.3)	9.3	87.6	(1.3)	45.1	81.5	0.1
Depreciation	3.8	2.9	—	3.8	2.8	—	4.7	3.2	—
Other	—	—	—	(0.3)	(0.2)	—	(0.1)	(0.2)	—
Adjusted EBITDA (Non-GAAP)	$17.4	$88.3	$(6.3)	$12.8	$90.2	$(1.3)	$49.7	$84.5	$0.1

Operating (loss) profit margin (GAAP)	(7.4)%	25.6%		(6.3)%	29.7%		10.9%	26.2%
Adjusted operating profit margin (Non-GAAP)	7.1%	27.5%		4.9%	29.9%		19.9%	26.5%
Adjusted EBITDA margin (Non-GAAP)	9.1%	28.4%		6.8%	30.8%		22.0%	27.5%
(a) Amounts primarily related to standalone public company costs
Organic Revenue Growth (Unaudited)

	Three Months Ended June 27, 2025 vs. Comparable 2024 Period
	Ralliant	Test and Measurement	Sensors and Safety Systems
Total revenue growth (GAAP)	(5.7)%	(14.9)%	1.1%
Impact of:
Acquisitions and divestitures	1.1%	—%	1.8%
Currency exchange rates	(1.2)%	(1.9)%	(0.7)%
Organic revenue growth (Non-GAAP)	(5.8)%	(16.8)%	2.2%

Free Cash Flow and Free Cash Flow Conversion (Unaudited)

	Three Months Ended
($ in millions)	June 27, 2025	June 28, 2024
Operating cash flows (GAAP)	$85.6	$96.0
Less: Purchases of property, plant & equipment (capital expenditures) (GAAP)	(11.6)	(9.6)
Free cash flow (Non-GAAP)	$74.0	$86.4

Adjusted net earnings (Non-GAAP)	$75.7	$64.9

Free cash flow conversion (Non-GAAP)	97.8%	133.1%